     Exhibit 99.1

Apollo Global Management, Inc. Reports Fourth Quarter and Full Year 2019 Results

New York, January 30, 2020 — Apollo Global Management, Inc. (NYSE: APO) (together with its consolidated subsidiaries, “Apollo”) today reported results for the fourth quarter and full year ended December 31, 2019.
“Our results for the fourth quarter of 2019 capped another exceptional year for Apollo, driven by strong investment performance across our integrated global platform,” said Leon Black, Chairman and Chief Executive Officer. “Apollo generated fee related earnings of $0.59 per share for the quarter and $2.19 per share for the full year, an increase of 17% versus the prior year, which highlights the growing earnings power of our business. In addition, we attracted capital inflows of $64 billion during 2019, bringing total assets under management at year end to $331 billion, half of which is permanent capital. We believe this positive momentum leaves Apollo well-positioned as we head into 2020 and beyond.”
Apollo issued a full detailed presentation of its fourth quarter and full year ended December 31, 2019 results, which can be viewed through the Stockholders section of Apollo’s website at http://www.apollo.com/stockholders.
Dividends
Apollo has declared a cash dividend of $0.89 per share of its Class A Common Stock for the fourth quarter ended December 31, 2019. This dividend will be paid on February 28, 2020 to holders of record at the close of business on February 11, 2020. Apollo intends to distribute to its Class A common stockholders on a quarterly basis substantially all of its distributable earnings after taxes and related payables in excess of amounts determined by the executive committee of its board of directors to be necessary or appropriate to provide for the conduct of its business and, at a minimum, a quarterly dividend of $0.40 per share.
Apollo has declared a cash dividend of $0.398438 per share of each of its Series A Preferred Stock and Series B Preferred Stock, which will be paid on March 16, 2020 to holders of record at the close of business on February 28, 2020.
The declaration and payment of dividends on Class A Common Stock, Series A Preferred Stock and Series B Preferred Stock are at the sole discretion of the executive committee of Apollo Global Management, Inc.’s board of directors. Apollo cannot assure its stockholders that they will receive any dividends in the future.
Conference Call
Apollo will host a conference call on Thursday, January 30, 2020 at 10:00 a.m. Eastern Time. During the call, members of Apollo’s senior management team will review Apollo’s financial results for the fourth quarter and full year ended December 31, 2019. The conference call may be accessed by dialing (888) 868-4188 (U.S. domestic) or +1 (615) 800-6914 (international), and providing conference call ID 7580766 when prompted by the operator. The number should be dialed at least ten minutes prior to the start of the call. A simultaneous webcast of the conference call will be available to the public on a listen-only basis and can be accessed through the Stockholders section of Apollo’s website at http://www.apollo.com/stockholders.
Following the call, a replay of the event may be accessed either telephonically or via audio webcast. A telephonic replay of the live broadcast will be available approximately two hours after the live broadcast by dialing (800) 585-8367 (U.S. callers) or +1 (404) 537-3406 (non-U.S. callers), passcode 7580766. To access the audio webcast, please visit Events in the Stockholders section of Apollo’s website at http://www.apollo.com/stockholders.
2019 Schedule K-1 Distribution and Form 1099 DIV
The 2019 schedules K-1 will be available on or about March 31, 2020 and can be accessed via www.partnerdatalink.com/Apollo. Stockholders can visit this site now to register to be notified when the 2019 schedules K-1 are available to be downloaded. Please note that the income, gain, loss, deduction, or credit reported to you on schedule K-1 is independent of the annual cash generated and the annual cash distributions made by Apollo. Formerly organized as a partnership for U.S. federal income tax purposes, investors in Apollo are required to report their share of the income, gain, loss, deduction, or credit that is allocated to them from Apollo. The U.S. federal taxable income of Apollo is determined by using the applicable U.S. federal income tax rules, and these amounts may vary from year to year depending on the nature of the income of Apollo and the activity of its subsidiaries. Effective

September 5, 2019, Apollo Global Management, Inc. converted from a Delaware limited liability company named Apollo Global Management, LLC (“AGM LLC”) to a Delaware corporation named Apollo Global Management, Inc. (“AGM Inc.” and such conversion, the “Conversion”). As of September 5, 2019, dividends to common and preferred stockholders are reported on Form 1099 DIV.
About Apollo
Apollo is a leading global alternative investment manager with offices in New York, Los Angeles, San Diego, Houston, Bethesda, London, Frankfurt, Madrid, Luxembourg, Mumbai, Delhi, Singapore, Hong Kong, Shanghai and Tokyo. Apollo had assets under management of approximately $331 billion as of December 31, 2019 in credit, private equity and real assets funds invested across a core group of nine industries where Apollo has considerable knowledge and resources. For more information about Apollo, please visit www.apollo.com.
Forward-Looking Statements
This press release includes the results for AGM LLC prior to the Conversion and the results for AGM Inc. following the Conversion. In this press release, references to “Apollo,” “we,” “us,” “our” and the “Company” refer collectively to (a) AGM Inc. and its subsidiaries, including the Apollo Operating Group and all of its subsidiaries, following the Conversion and (b) AGM LLC and its subsidiaries, Apollo Operating Group and all of its subsidiaries, prior to the Conversion, or as the context may otherwise require. This press release may contain forward-looking statements that are within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, discussions related to Apollo’s expectations regarding the performance of its business, its liquidity and capital resources and the other non-historical statements in the discussion and analysis. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. When used in this press release, the words “believe,” “anticipate,” “estimate,” “expect,” “intend” and similar expressions are intended to identify forward-looking statements. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. These statements are subject to certain risks, uncertainties and assumptions, including risks relating to our dependence on certain key personnel, our ability to raise new private equity, credit or real assets funds, market conditions, generally, our ability to manage our growth, fund performance, changes in our regulatory environment and tax status, the variability of our revenues, net income and cash flow, our use of leverage to finance our businesses and investments by our funds and litigation risks, among others. We believe these factors include but are not limited to those described under the section entitled “Risk Factors” in Apollo’s annual report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 1, 2019 and quarterly report on Form 10-Q filed with the SEC on August 6, 2019, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release and in other filings. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law. This press release does not constitute an offer of any Apollo fund.
Investor and Media Relations Contacts
For investor inquiries regarding Apollo, please contact:
Gary M. Stein
Head of Investor Relations
Apollo Global Management, Inc.
212-822-0467
gstein@apollo.com

Ann Dai
Investor Relations Manager
Apollo Global Management, Inc.
212-822-0678
adai@apollo.com

Joanna Rose
Global Head of Corporate Communications

Apollo Global Management, Inc.
212-822-0491
jrose@apollo.com

For media inquiries regarding Apollo, please contact:
Charles Zehren
Rubenstein Associates, Inc. for Apollo Global Management, Inc.
212-843-8590
czehren@rubenstein.com

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